KIM CORTEZ
DEPUTY CLERK

C 3841

Gary Loftin
Caddo Parish Clerk of Court
2026712
03/29/2006 02:28 PM

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OIL, GAS AND MINERAL LEASE

This Agreement made this the 1st day of March, 2006, between the following named persons, to-wit:

JWB

THE CECIL & ANNIE LOU BARLOW TRUST, herein represented by Sarah Virginia Barlow, Trustee, and as agent and attorney in fact for Cecil Barlow, its mailing address being 9095 Springridge Texas State Line Road, Keithville, La. 71047, LESSOR

And

FOUR STAR OIL COMPANY, a Louisiana Corporation, herein represented by Mario Lanza, duly authorized, its mailing address being P. O. Box 458, Oil City, La.71061

WITNESSETH:

1. LESSOR in consideration of TEN DOLLARS ($ 10.00) AND OTHER GOOD AND VALUABLE CONSIDERATIONS THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLED, of the royalties herein provided, and of the agreement of Lessee herein contained, herby grants, leases and lets exclusively unto LESSEE for the purposes of investigating, exploring, prospecting, drilling and mining for and producing oil, gas and all other minerals, laying pipe lines, building tanks and other structures thereon to produce, save, take care of, treat, transport and own said products and for constructing roads, easements, servitudes and privileges which may be necessary, useful or convenient to or in connection with any operations conducted by LESSEE, thereon, or on any adjacent lands, the following described property, to-wit:

SEE EXHIBIT "A" ATTACHED

Comprising 40 acres, more or less
This lease also covers and includes battures, accretions and all other land owned by Lessor adjacent to the land particularly described above.

2. Subject to the other provisions herein contained, this lease shall be for a period of one (1) year(s) from this date(called "primary term") and as long thereafter as (1) oil, gas, sulphur or other minerals is being produced from said land hereunder of from land pooled therewith; or (2) it is maintained in force in any other manner herein provided.

(a.) It is the intention of the parties that this lease shall also extend and apply to all outstanding mineral rights or servitudes affecting the lands herein described as the same may revert to Lessor, his heirs or assigns from time to time.

3. For the consideration hereinabove stated, this lease shall remain in full force and effect during the primary term, without any additional payment and without Lessee being required to conduct any operations of the land (either before or after the discovery of minerals), except to drill such wells as might be necessary to protect the land from drainage, as hereinafter provided.

4. The royalties to be paid by Lessee are; (a.) on oil, and other hydrocarbons which are produced at the well in liquid form by ordinary production methods, 1/6th of that produced and saved from said land, same to be delivered at the wells or to the credit of Lessor in the pipeline to which the wells may be connected; Lessors interest in either case will not bear its proportion of any expenses for treating oil to make it marketable as crude; Lessee may from time to time purchase any royalty oil or other liquid hydrocarboms in its possession, paying the market price therefore prevailing for the field where produced on the date of purchase; (b) on gas, including casinghead gas, or other gaseous substance produced from said land and sold or used off the premises or for the extraction of gasoline or other products therefrom the market value at the well of 1/6 of the gas so sold or used, provided that on gas sold at the wells the royalty shall be 1/6 of the amount realized from such sale; such gas, casinghead gas, residue gas or gas of any other nature or description whatsoever, as may be disposed of for no consideration to Lessee, either through unavoidable waster or leakage, or in order to recover oil or other liquid hydrocarbons, or returned to the ground shall not be deemed to have been sold or used either on or off the premises within the meaning of this paragraph 3 hereof; (c) on all other minerals mined and marketed, 1/6 either in kind or value at the well or mine, at Lessees election, except that on sulphur the royalty shall be one (1) dollar per ton.

5. If Lessee during or after the primary term should drill a well capable of producing gas or gaseous substance in paying quantities, (or which although previously produced Lessee is unable to continue to produce) and should Lessee be unable to operate said well because of lake of market or marketing facilities or governmental restrictions, then Lessees rights may be maintained beyond or after the primary term without production of minerals or further drilling operations by paying Lessor as royalty ONE HUNDRED AND NO/100 ($100.00) DOLLARS per year, the first payment being due, if said well should be completed or shut-in after the primary term, within sixty (60) days after completion of such well or the cessation of production and such payment will extend Lessees rights from one year from date of such completion or cessation. If such a well should be completed during the primary term, the first payment, if made by Lessee, shall be due on or before the expiration date of the primary term herein fixed. Thereafter Lessees rights may be continued from year to year by making annual payments in the amount stated on or before the end of the primary term as the case maybe; each of such payments to extend to Lessees rights for one year. It is provided, however, that in no event shall Lessees rights be so extended by annual payments herein fixed without drilling operations or the production of oil, gas or some other mineral for more than five (5) years beyond the end of the primary term hereinabove fixed. The annual payments herein provided for may be deposited to Lessors credit in the TO THE ADDRESS SHOWN ABOVE UNLESS NOTIFIED IN WRITING ________ Bank of ________, which bank shall be and remain Lessors agent for such purpose regardless of any change or changes of ownership of the land or mineral rights therein or Lessee may directly send said annual payment to Lessor at the address shown above, or until Lessor notifies Lessee otherwise,
It is the responsibility of Lessor to inform Lessee of any change of ownership land and minerals which would affect payment of annual payments as herein provided to Lessor; if Lessor fails to notify Lessee of said change and Lessee pays annual payments to Lessor, it is agreed that Lessor shall forward said payments to the rightful mineral owner, and Lessee is held harmless for same, and paying Lessor would be the same as paying the other mineral owners. The owners of the royalty as of the date of such payment shall be entitled thereto in proportion to their ownership of said royalty. The provisions of this paragraph shall be recurring at all times during the life of this lease. Should any well producing gas or gaseous substances be completed on a drilling unit which includes any part of the land herein leased, the provisions of this paragraph shall be subject to all other agreements herein contained allowing the pooling of the above described lands with other lands.

6. If within ninety (90) days prior to the end of the primary term, Lessee should complete or abandon a dry hole or holes on the land described above or on land pooled therewith, or if production previously secured should cease from any cause, this lease shall continue in full force and effect for ninety (90) days from such completion or abandonment or cessation of production. If at the expirations of the primary term or at the expiration of the ninety (90) provided for in the preceding sentence, oil, gas, sulphur or other mineral is not being produced on said land or on land

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pooled therewith, but Lessee is engaged in operations for drilling or reworking thereon, or if production previously secured should cease from any cause after the expiration of the primary term, this lease shall remain in full force and effect so long as thereafter as Lessee either (a) is engaged in operations for drilling or reworking or repairing said wells with no cessation between operations or between such cessation of production and additional operations of more than ninety (90) consecutive days; or (b) is producing oil, gas, sulphur or other mineral from said land hereunder or from land pooled therewith. If sulphur be encountered on said premises or on land pooled therewith, this lease shall continue in force and effect so long as Lessee is engaged with due diligence in explorations for and/or erecting a plant for sulphur and thereafter subject to the foregoing provisions hereof so long as oil, gas, sulphur or other mineral is produced from said lands hereunder or from lands pooled therewith.

7. Lessee is hereby granted the right as to all or part of the land described herein without Lessors joinder, to combine, pool or unitize the acreage royalty or mineral interest covered by this lease, or any portion thereon, with any other land, lease or leases, royalty or mineral interests in or under any other tracts of land in the vicinity thereon, whether owned by Lessee or some or other person, or corporation, so as to create, by the combination of such lands, and leases, one or more operating units, provided that no one operating said unit shall, in the case of gas, including condensate, embrace more than six hundred forty (640) acres, and in the case of oil, including casinghead gas, embrace more than forty (40) acres; and provided further, however, that if any spacing or other rules and regulations of the State or Federal Commission, Agency, or regulatory body having or claiming jurisdiction has heretofore or shall at time hereafter prescribe a drilling or operating unit or spacing rule in the case of gas, including condensate, greater that six hundred forty (640) acres, or in the case of oil or casinghead gas greater than forty (40) acres, then the unit or units herein contempleted may have, or may be redesigned so as to have, as the case may be, the same surface content as, but not more than, the unit or the acreage in the spacing rule so prescribed. However, it is further specifically understood and agreed anything herein to the contrary notwithstanding, that the Lessee shall have the right to, and the benefit of an acreage tolerance of ten per cent in excess of any drilling or operating unit authorized herein. The commencement of a well, or the completion of a well to production of either oil, gas, casinghead gas, condensate or other minerals on any portion of an operation unit in which all or any part of the land described herein is embraced, or production of oil, gas, casinghead gas, condensate, or other minerals therefrom shall have the same effect under the terms of this lease as if a well were commenced, completed or producing oil, gas, casinghead gas, condensate or other minerals in paying quantities on the land embraced by this lease. Lessee shall execute in writing and file for record in the records of the Parish in which the lands herein leased are located, an instrument identifying or describing the pooled acreage, or an instrument supplemental thereon redesignating same, as the case may be. Either prior to the securing of production from any unit created under the authority hereinabove granted, or after cessation of production therefrom Lessee shall have the right to dissolve the unit so created without Lessors joinder or further consent, by executing in writing and placing of record in Parish or Parishes in which the lands making up such unit may be located, an instrument identifying and dissolving such units. The provisions hereof shall be construed as a covenant running with the land and shall inure to the benefit of and are binding upon the parties hereto, their heirs, representatives, successors and assigns. In the event such operating unit or units is/are created by Lessee, Lessor shall receive out of production of the proceeds from production from such operating unit or units or out of the shut-in royalty provided above, such portion of the ________ royalty or the shut-in royalty specified herein as the number of acres (mineral acres) out of this lease placed in any such operating unit or units bears to the total number of acres including in such operating unit or units.

8. If Lessor owns a less interest in the above described land than the entire and undivided fee simple estate therein, then the royalties herein provided shall be paid to Lessor only in the proportion which Lessors interest bears to the whole and undivided fee.

9. Lessee shall have free use of oil, gas, casinghead gas, condensate, coal and water from said land, except water from Lessors wells, for all operations hereunder, including repressuring, pressure maintenance and recycling, and the royalty shall be computed after deducting any so used. Lessee shall have the right at any time during or after the expiration of this lease to remove all property and fixtures placed by Lessee on said land, including the right to draw and remove all casing. When required by Lessor, Lessee will bury all pipe lines below ordinary plow depth, and no well shall be drilled within two hundred feet of any residence of barn now on said land, without Lessors consent. In the event a well or wells, producing oil, gas, casinghead gas or condensate in paying quantities should be brought in on adjacent lands not owned by Lessor and within one hundred fifty feet of the leased premises, Lessee may or may not (at Lessees option) drill a well to offset same.

10. The rights of either party hereunder may be assigned in whole or part and the provisions hereof shall extend to the heirs, executors, administrators, successors and assigns, but no change or division of ownership of the land, rentals, or royalties, however accomplished shall operate to enlarge the obligations or diminish the rights of Lessee. No such change or division in the ownership of the land, rentals or royalties shall be binding upon Lessee for any purpose until such person acquiring any interest has furnished Lessee, Lessees heirs or assigns, at its principal place of business, of recorded copy of the instrument or instrument, constituting his chain of title from the original Lessor. In the event of an assignment of this lease as to a segregated portion of said land, or as to an undivided interest therein, the rentals payable hereunder shall be apportioned as between the several leasehold owners ratable according to the surface area of each, or according to the undivided interest of each, and default in rental payment by one shall not affect the rights of the other leasehold owners hereunder. An assignment if this lease, in whole or part, shall, to the extent of such assignment, relieve and discharge Lessee of any obligations hereunder and if Lessee or assignee of part or parts hereon shall fail or make default in the payment of the proportionate part of the rentals due from such Lessee, or assignee, or fail to comply with any other provisions of the lease, such default shall not affect this lease insofar as it covers a part of said lands upon which Lessee or any assignee thereof shall make payment of said rental.

11. In the case of suit, adverse claim, dispute or question as to the ownership of the rentals or royalties (or some part thereof) payable under this lease, Lessee shall not be held in default in payment of such rentals or royalties (or part thereof in dispute) until such suit, claim, dispute or question has been finally disposed of, and Lessee, shall have thirty (30) days after being furnished with a certified copy of the instrument or instruments disposing said suit, claim or dispute, or after being furnished with proof sufficient, in Lessees opinion, to settle such question, within which to make payment. Should the right or interest of Lessee hereunder be disputed by Lessor, or any other person, the time covered by the pendency of such dispute shall not be counted against Lessee either as affecting the term of the lease or for any other purpose, and Lessee may suspend all payments without interest until there is a final adjudication or other determination of such dispute.

12. In case of cancellation or termination of this lease from any cause, Lessee shall have the right to retain, under the terms hereof, around each well producing, being worked on, or drilling hereunder, the number of acres in the form of allocated to each such wells under spacing and proration rules by the Commissioner of Conservation of the State of Louisiana, or any other State or Federal authority having control of such matters; or, in the absence of such ruling, forty (40) acres around each well in as near a square form as practicable, and in the event Lessor considers that operations are not being conducted in compliance with this contract, Lessee shall be notified in writing of the facts relied upon as constituting a breach hereof and Lessee shall have sixty (60) days after the receipt of such notice to comply with the obligations imposed by virtue of this instrument. Upon receipt of Lessors written notice to Lessee, if Lessee fails to respond to notice of breach or to comply with said notice, all rights to said lease shall ipso fact revert back to the Lessor, his heirs and assigns.

13. When drilling, reworking, production or other operations are delayed or interrupted by force majeure, that is, by storm, flood or other acts of God, fire, war, rebellion, insurrection, riot, strikes, differences with workmen, or failure of carriers to transport or furnish facilities for transportation, or as a result of some law, order, rule, regulation, requisition or necessity of the government, Federal or State, or as a result of any cause whatsoever beyond the control of Lessee, the time of such delay or interruption shall not be counted against Lessee, anything in this lease to the contrary

notwithstanding, but this lease shall be extended for a period of time equal to that during which Lessee is so prevented from conducting such drilling or reworking operations or, or producing oil, gas, casinghead gas, condensate or other minerals from the premises; provided that during any period that this lease is continued in force after its primary term solely by force majeure as herein provided; Lessee shall pay to the owners of the royalty hereunder the shut-in royalty provided in paragraph 5 hereof, and in the manner therein provided, without regard to whether or not there is a producing well shut-in, located on said land or on land with which the lease premises or any part thereof has been pooled.

14. It is expressly understood and agreed that the premises leased herein shall, for all purposes of this lease, be considered and treated as owned in indivision by the Lessor and shall be developed and operated as one lease.

15. Notwithstanding the death of any party Lessor, or his successor in interest, the payment or tender of all sums accruing hereunder in the manner provided above shall be binding on the heirs, executors, and administrators of such person.

16. Lessor hereby warrants title to said lands described herein and agrees to defend title to said land, and agrees Lessee at its option shall have the right to redeem for Lessor, by payment, any mortgage, taxes or other liens on the above described lands, in the event of default of payment by Lessor, and be subrogated to the rights of the holder thereof. In case of payment by Lessee of any such mortgage, taxes or other liens owed by Lessor, in addition to the rights of subrogation herein granted, Lessee shall have the right to retain any royalties which become due Lessor hereunder and to repay itself therefrom, and the retention of such royalties by Lessee shall have the same effect as if paid to the Lessor in whose behalf payment of any mortgage, taxes or other liens was made.

17. This lease shall be binding upon all who execute it, whether or not named in the body hereof as Lessor, and without regard to whether this instrument, or any copy thereof, shall be executed by any other Lessor named above.

THUS DONE AND SIGNED, on this the 1st day of March, 2006, in the presence of the undersigned and competent witnesses and me, Notary Public, after reading of the whole.

WITNESSES:

The Cecil & Annie Lou Barlow Trust

Sarah Virginia Barlow

SARA VIRGINIA BARLOW

NOTARY PUBLIC FRAZIER, NOTARY PUBLIC
NOTARY ID # 052264
IN AND FOR THE STATE OF LOUISIANA
MY COMMISSION IS FOR LIFE

STATE OF Louisiana
Parish OF Caddo

THUS DONE AND SIGNED, on this the 25 day of February, 2006 in the presence of the undersigned and competent witnesses and me, Notary Public, after reading of the whole.

WITNESSES:

FOUR STAR OIL COMPANY

MARIO LANZA, PRESIDENT

NOTARY PUBLIC #4853

MARGARET MURL SARKOZI, NOTARY PUBLIC
IN AND FOR CADDO PARISH, LOUISIANA
MY COMMISSION IS FOR LIFE

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EXHIBIT 'A'

This is made apart of that certain oil, gas and mineral lease between The Cecil & Annie Lou Barlow Trust, as Lessor, and FOUR STAR OIL COMPANY, Lessee, dated March 1st, 2006, which covers and effects the following described property, to-wit:

SE1/4 of the NE1/4 of Section 6, Township 21 North, Range 15 West, Caddo Parish, Louisiana

For the following terms and conditions, to-wit:

1. The royalty interest provided herein shall be a 1/6th interest.
2. Lessee agrees to commence reworking operations on that certain well known as the Petrol – Cecil Barlow Well No. 1, Serial No. 040549, within 180 days from the effective date shown herein, taking in consideration of the weather conditions.
3. Lessee agrees to pay $ 1,000.00 per well site for surface damages for the drilling of any new wells.
4. The Primary term of this lease is for one year.
5. Lessor agrees to provide Lessee a key for the gate. It is agreed that the property shall be locked at all times. In the event the lock is replaced, Lessee shall give Lessor a copy of the replacement.
6. Lessee agrees to remove all equipment and restore the property back to the condition as it was in at the time of this lease, and plug said well or wells, upon the end of this lease.

THE CECIL & ANNIE LOU BARLOW TRUST

Sarah Virginia Barlow
SARA VIRGINA BARLOW, TRUSTEE
H
AVB

FOUR STAR OIL COMPANY

MARIO LANZA, PRESIDENT

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